Exhibit 10(m)
Execution Copy
PUT OPTION AGREEMENT
     THIS PUT OPTION AGREEMENT (this “Agreement”) is made as of December 12, 2005 by and between STRATUS TECHNOLOGIES GROUP, S.A., a Luxembourg sociêté anonyme (the “Company”), and _____________, an individual (“Holder”).
WITNESSETH:
     WHEREAS, Holder is an employee of the Company or one of its direct or indirect subsidiaries;
     WHEREAS, Holder is the holder of __________ shares of ordinary shares of the Company, par value US$1.50 per share (the “Shares”);
     WHEREAS, the Company wishes to grant to Holder a put option, whereby upon the occurrence of certain events Holder may require the Company to purchase all of the Shares then held by Holder on the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
     1 Sale and Transfer of the Shares
     1.1 Grant of Put Option. The Company hereby grants to Holder the right, but not the obligation, to sell to the Company all (but not less than all) of the Shares held by Holder upon the occurrence of a Trigger Event (the “Put Option”); provided, that the Put Option shall only apply to the Shares held by Holder as of the date of this Agreement and not to Shares hereinafter acquired by Holder, including without limitation Shares acquired through the vesting of stock options held by Holder. Holder hereby accepts such grant of the Put Option.
     1.2 Trigger; Exercise Period.
     (a) The Put Option shall only be exercisable upon any (i) liquidation, dissolution or winding up of the Company, either voluntary or involuntary, (ii) merger, consolidation, transformation, acquisition, change of control, or other transaction or series of transactions in which the Company’s shareholders would not retain a majority of the voting power of the surviving entity or (iii) sale of all or substantially all of the Company’s assets (each a “Trigger Event”). The date on which a Trigger Event occurs, shall be referred to as the “Trigger Event Date”.
     (b) The Put Option granted pursuant to this Agreement may, upon the occurrence of a Trigger Event, be exercised by Holder on the Trigger Event Date. The Company shall provide Holder with notice of an upcoming Trigger Event as soon as practicable prior to the Trigger Event Date (the “Trigger Event Notice Date”).

     (c) In the event the Put Option is not exercised on the Trigger Event Date, then this Agreement shall terminate on the day following the Trigger Event Date. In the event the Put Option is exercised on Trigger Event Date, then this Agreement shall remain in full force and effect until such time as the respective obligations of the parties as set forth herein have been satisfied in full or waived.
     1.3 Purchase Price. The purchase price per share for the Shares that are subject to this Put Option shall be US$1.50 (the “Purchase Price”).
     1.4 Exercise of Put Option. Holder may exercise the Put Option on the Trigger Event Date by delivering written notice to the Company of such exercise not less than five (5) days prior to the Trigger Event Date.
     1.5 Closing Date and Purchase of Shares. Upon exercise of the Put Option, and subject to the satisfaction of all the conditions not otherwise waived herein, Holder shall sell, transfer, assign, and deliver to the Company, and the Company shall purchase from Holder, the Shares. The purchase shall be consummated on the Trigger Event Date. All amounts payable under the Put Option shall be made net of applicable withholding taxes.
     1.6 Further Assurances. Holder shall execute and deliver any further deeds, stock power, bills of sale, assignments and assurances and take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm in the Company any and all right, title and interest in or to the Shares or otherwise to carry out this Agreement.
     1.7 Termination of Put Option. In the event that Holder ceases to be employed by the Company or one of its direct or indirect subsidiaries, then the Put Option shall terminate and the Company and Holder shall have no further rights or obligations under this Agreement.
     2 Representations and Warranties
     2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Holder that the Company is duly organized and in good standing under the laws of the Grand-Duchy of Luxembourg. The Company has the corporate power to execute, deliver and perform this Agreement and all agreements and other documents related hereto, and has taken all actions required by law and its charter documents to authorize the execution, delivery and performance of this Agreement and such related documents.
     2.2 Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as follows:
     (a) Holder has the power to execute, deliver and perform this Agreement and all agreements and other documents related hereto.
     (b) Holder has good and marketable title to the Shares free and clear of any all covenants, conditions, restrictions, voting trust arrangements, rights of first refusal, options, adverse claims, title defects or objections, liens, pledges, charges, security interests, hypothecations, restrictions, encumbrances or charges of any kind in respect of such Shares, except for the right of the Company hereunder (collectively,

“Encumbrances”). On the Trigger Event Date, Holder will have, and will deliver to the Company, good and marketable title to the Shares free and clear of any and all Encumbrances.
     3 Closing Conditions
     3.1 Conditions of the Company. The obligations of the Company hereunder to purchase the Shares are subject to the fulfillment of the following conditions:
     (a) The representations and warranties of Holder contained herein shall be true and correct as of the Closing Date.
     (b) Holder shall have obtained all necessary government or other third party approvals and consents, if any, to consummate the transactions contemplated hereby.
     (c) No action, proceeding or order by any court or governmental body shall have been instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.
     (d) The Company shall have received evidence in form and substance reasonably satisfactory to it that title to the Shares has been transferred to it.
     3.2 Conditions of Holder. The obligations of Holder hereunder are subject to fulfilment of the following conditions:
     (a) The representations and warranties of the Company contained herein shall be true and correct as of the Closing Date.
     (b) No action, proceeding or order by any court or governmental body shall have been instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.
     (c) The Company shall have obtained all necessary government or other third party approvals and consents, if any, to consummate the transactions contemplated hereby.
     (d) Holder shall have received the Purchase Price as set forth herein.
     4 Miscellaneous.
     4.1 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (10) days advance written notice to the other party:

To the Company:	To Holder:
Stratus Technologies Group S.A.	Stratus Technologies, Inc.
123, Avenue de X Septembre,	111 Powdermill Road
L-2551 Luxembourg	Maynard, Massachusetts 01754
Attention: Hans de Graaf	Attn: _______________
with copies to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: David B. Rosenauer
     4.2 Each Party to Bear Costs. Each of the parties to this Agreement shall pay all of the costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.
     4.3 Governing Law. This Agreement and any disputes related hereto or controversies arising hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of New York without regard to its conflicts of law rules that would apply the law of any other jurisdiction.
     4.4 Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the subject matter.
     4.5 Counterparts. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.
     4.6 Binding Effect; Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The rights and obligations of Holder hereunder shall not be assigned or transferred except with the written consent of the Company, and such attempted assignment without such consent shall be void and without effect.
     4.7 Amendments; Waivers. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the parties hereto. Any waiver of the terms and conditions hereof must be in a writing signed by each of the parties and any such waiver in a particular instance shall not be construed as a waiver of any other terms and conditions hereof.
     4.8 Severability. If any provision of this Agreement is held to be illegal or unenforceable by any court or arbitrator of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full and effect to the extent not held invalid or unenforceable.
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     IN WITNESS WHEREOF, the parties have executed this Put Option Agreement as of the day and year first above written.

STRATUS TECHNOLOGIES GROUP, S.A.
By:
Name:
Title:

HOLDER

     IN WITNESS WHEREOF, the parties have executed this Put Option Agreement as of the day and year first above written.

STRATUS TECHNOLOGIES GROUP, S.A.
By:	/s/ Illigeble
Name:
Title:

HOLDER
______________________